EXHIBIT 99.1

AV Homes, Inc. Announces Fourth Quarter and 2012 Year-End Results
2012 New Home Closings Increase 76%, Backlog of Homes Rises 89%

Scottsdale, AZ. (March 14, 2013) – AV Homes, Inc. (NASDAQ:AVHI), a developer and builder of active adult and conventional home communities in Arizona and Florida, today announced results for its fourth quarter and fiscal year ended December 31, 2012.

The Company reported a net loss of $90.2 million or $7.19 per diluted share on revenues of $107.5 million for the year ended December 31, 2012, compared to a net loss of $165.9 million or $13.33 per diluted share on revenues of $89.0 million for the year ended December 31, 2011.  The 2012 and 2011 year-end results included non-cash impairments of $59.0 and $129.9 million, respectively.

For the three months ended December 31, 2012, the Company reported a net loss of $58.9 million or $4.67 per diluted share on revenues of $33.2 million, compared to a net loss of $17.7 million or $1.42 per diluted share on revenues of $33.7 million for the three months ended December 31, 2011.  The fourth quarter results were impacted by a $51.7 million non-cash impairment charge related primarily to land valuations at selected properties in Arizona and Central Florida.

For the three months ended December 31, 2012, the Company closed on 102 homes, an 82% increase from the 56 homes closed during the three months ended December 31, 2011. Homebuilding revenues increased 69% to $24.0 million, compared to $14.2 million for three months ended December 31, 2011.  For the year ended December 31, 2012, the Company closed on 306 homes, a 76% increase compared to 174 homes during the year ended December 31, 2011.  Homebuilding revenues increased to $69.5 million, compared to $41.3 million for the year ended December 31, 2011.

The number of housing contracts signed, net of cancellations, during the three months ended December 31, 2012 increased 53% to 87 contracts compared to 57 for the three months ended December 31, 2011. The dollar volume of contracts signed during the fourth quarter increased 54% to $18.6 million compared to $12.0 million for the three-months ended December 31, 2011. The number of housing contracts signed, net of cancellations, for the year ended December 31, 2012 increased 72% to 393, compared to 229 for the year ended December 31, 2011. The dollar volume of contracts signed increased by 77% to $91.0 million for the year ended December 31, 2012, compared to $51.5 million for the same period in 2011.  The average unit price of new contracts during the fourth quarter of 2012 increased to $213,000 compared to $211,000 in the fourth quarter of 2011.

The backlog of homes under contract but not yet closed at December 31, 2012 increased 89% to 185 units representing a contract amount of $43.1 million, compared to 98 units with a value of $21.5 million at December 31, 2011.  The average price of a unit in backlog at December 31, 2012 was approximately $233,000.

During the year ended December 31, 2012, the Company reported $26.6 million in revenue from the sale of commercial, industrial and other lands which generated $8.0 million in income to the Company, compared to $31.7 million in land sales which generated $3.6 million of income for the same period in 2011.

President and Chief Executive Officer Roger Cregg said the 12-month operating results point to improvements both within the Company and the industry.  “During the course of 2012 we continued to position AV Homes to take advantage of what we saw as improving market conditions.  Those actions resulted in increased sales, closings and backlog,” he said.  “We continued to make progress toward regaining profitability while managing the disposition of some of our legacy assets.  We are making important progress within many areas of our operations that will drive continued improvement throughout 2013,” he added.

The Company will hold a conference call and webcast on Friday, March 15, 2013 to discuss its fourth quarter and year-end financial results for 2012.  The conference call will begin at 8:30am (EDT). The conference call can be accessed live over the telephone by dialing (877) 643-7158, or for international callers by dialing (914) 495-8565.  Please dial-in 10 minutes before the start of the call. A replay will be available on March 15, 2013 at 12:00 pm (EDT) and can be accessed by dialing (855) 859-2056, or for international callers by dialing (404) 537-3406; the conference ID is 21207555. The replay will be available until Friday, March 22, 2013. In order to access the live webcast, please go to the Investors section of AV Homes’ website at http://www.avhomesinc.com and click on the webcast link that will be made available. A replay will be available shortly after the original webcast.

AV Homes, Inc. is engaged in real estate operations in Florida and Arizona. Its principle operations are conducted at its active adult communities of Solivita near Orlando, Florida, Vitalia at Tradition in Port St. Lucie, Florida, and CantaMia near Phoenix, Arizona.  The company also builds communities for people of all ages in the Orlando and Phoenix areas under its Joseph Carl Homes brand.  AV Homes’ common shares trade on NASDAQ under the symbol AVHI.

Contact:	Ken Plonski, 480-214-7408
k.plonski@avhomesinc.com

This news release, the conference call and the webcast contain "forward-looking statements" within the meaning of the U.S. federal securities laws, which statements may include information regarding the plans, intentions, expectations, future financial performance, or future operating performance of AV Homes, Inc. Forward-looking statements are based on the expectations, estimates, or projections of management as of the date of this news release. Although our management believes these expectations, estimates, or projections to be reasonable as of the date of this news release, the conference call and the webcast, forward-looking statements are inherently subject to significant business risks, economic and competitive uncertainties, or other contingencies which could cause our actual results or performance to differ materially from what may be expressed or implied in the forward-looking statements. Important factors that could cause our actual results or performance to differ materially from our forward-looking statements include those set forth in the "Risk Factors" section of our Annual Report on Form 10-K for the year ended December 31, 2012 and in our other filings with the Securities and Exchange Commission, which filings are available on www.sec.gov. At least 80% of active adult homes are intended for occupancy by at least one person 55 years or older. AV Homes disclaims any intention or obligation to update or revise any forward-looking statements to reflect subsequent events and circumstances, except to the extent required by applicable law.

AV HOMES, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(in thousands, except per share amounts)
Unaudited

	December 31 2012	December 31 2011
Assets
Cash and cash equivalents	$79,815	$124,316
Restricted cash	4,682	7,872
Land and other inventories	171,044	180,067
Receivables, net	6,730	7,729
Income tax receivable	1,293	1,293
Property and equipment, net	36,661	37,976
Poinciana Parkway	-	8,437
Investments in and notes receivable from unconsolidated entities	1,220	845
Prepaid expenses and other assets	10,777	10,443
Assets held for sale	25,649	30,078
Total Assets	$337,871	$409,056

Liabilities and Equity

Liabilities
Accounts payable	$4,656	$3,357
Accrued and other liabilities	12,978	9,996
Customer deposits and deferred revenues	1,985	1,611
Earn-out liability	-	-
Estimated development liability for sold land	32,974	34,044
Notes Payable	105,402	105,402
Total Liabilities	157,995	154,410

Equity
Common Stock, par value $1 per share Authorized: 50,000,000 shares Issued:12,938,157 shares at December 31, 2012 14,194,776 shares at December 31, 2011	12,938	14,195
Additional paid-in capital	262,363	282,953
Retained earnings	(106,110)	2,973
	169,191	300,121

Treasury stock: at cost, 110,874 shares at December 31, 2012 and 1,252,274 at December 31, 2011	(3,019)	(45,924)
Total AV Homes stockholders’ equity	166,172	254,197
Non-controlling interest	13,704	449
Total Equity	179,876	254,646

Total Liabilities and Equity	$337,871	$409,056
.

AV HOMES, INC. AND SUBSIDIARIES
Consolidated Statements of Operations and Comprehensive Income (Loss)
(in thousands, except per-share amounts)
Unaudited

	For the year ended December 31
	2012	2011	2010
Revenues
Real estate revenues	$106,161	87,583	$57,259
Interest income	127	309	580
Other	1,199	1,090	1,299
Total revenues	107,487	88,982	59,138

Expenses
Real estate expenses	111,121	101,500	68,220
Impairment charges	59,043	129,947	660
General and administrative expenses	16,148	17,502	20,508
Change in fair value of contingent consideration	-	(4,388)	-
Loss on extinguishment of debt	1,144	211	-
Interest expense	7,973	9,516	5,531
Total expenses	195,429	254,288	94,919

Income (Loss) from unconsolidated entities, net	259	(398)	(276)

Loss before income taxes	(87,683)	(165,704)	(36,057)
Income tax (expense) benefit	-	(473)	375

Net loss and comprehensive loss	(87,683)	(166,177)	(35,682)

Net (income) loss and comprehensive (income) loss attributable to non-controlling interests in consolidated entities	(2,552)	296	574

Net loss and comprehensive loss attributable to AV Homes stockholders	$(90,235)	(165,881)	$(35,108)

Basic and Diluted Loss Per Share	$(7.19)	(13.33)	$(3.07)

AV HOMES, INC. AND SUBSIDIARIES
(in thousands, except per share amounts)

The following table provides a comparison of certain financial data related to our operations:

	For the year ended December 31
	2012	2011	2010
Operating income (loss):
Active adult communities
Revenues (1)	$43,032	$39,934	$36,949
Expenses (2)	51,951	52,122	41,992
Net operating loss	(8,919)	(12,188)	(5,043)

Primary residential
Revenues (3)	35,936	15,272	14,209
Expenses (4)	35,945	22,799	20,493
Net operating loss	(9)	(7,527)	(6,284)

Commercial and industrial and other land sales
Revenues	26,595	31,731	4,712
Expenses	18,581	28,099	995
Net operating income (loss)	8,014	3,632	3,717

Other operations
Revenues	598	932	1,485
Expenses	(33)	773	1,098
Net operating income	631	159	387

Operating loss	(283)	(15,924)	(7,223)

Unallocated income (expenses):
Interest income	127	309	580
Gain (loss) on repurchase of 4.50% Notes	(1,144)	(211)	-
Equity loss from unconsolidated entities	259	(398)	(276)
General and administrative expenses	(16,148)	(17,502)	(20,508)
Change in fair value of contingent consideration	-	4,388	-
Interest expense	(7,973)	(9,516)	(5,531)
Other real estate expenses, net	(5,113)	(1,654)	(3,099)
Impairment of the Poinciana Parkway	(7,659)	-	-
Impairment of goodwill	-	(17,215)	-
Impairment of land developed or held for future development	(49,749)	(107,981)	-
Income (loss) from operations	(87,683)	(165,704)	(36,057)
Income tax benefit (expense)	-	(473)	375
Net loss attributable to non-controlling interests	(2,552)	296	574
Net loss attributable to AV Homes	$(90,235)	$(165,881)	$(35,108)

(1)	Includes homebuilding revenues of $36,012, amenity revenues of $7,014, and other revenues of $6

(2)	Includes impairment charges for inventory of approximately $1,620, $1,060 and $408 for 2012, 2011 and 2010, respectively.

(3)	Includes homebuilding revenues of $33,460, amenity revenue of $2,447, and other revenues of $29

(4)	Includes impairment charges of approximately $15, $467 and $252 for 2012, 2011 and 2010, respectively.

Data from closings for the active adult and primary residential homebuilding segments for the years ended December 31, 2012, 2011 and 2010 is summarized as follows:

Years ended December 31,	Number of Units	Revenues	Average Price Per Unit

2012
Active adult communities	148	$36,012	$243
Primary residential	158	33,460	$212
Total	306	$69,472	$227

2011
Active adult communities	121	$28,537	$236
Primary residential	53	12,808	$242
Total	174	$41,345	$238

2010
Active adult communities	131	$25,527	$195
Primary residential	53	11,582	$219
Total	184	$37,109	$202

Data from contracts signed for the active adult and primary residential homebuilding segments for the years ended December 31, 2012, 2011 and 2010 is summarized as follows:

Years ended December 31,	Gross Number of Contracts Signed	Cancellations	Contracts Signed, Net of Cancellations	Dollar Value	Average Price Per Unit

2012
Active adult communities	221	(55)	166	$40,522	$244
Primary residential	275	(48)	227	50,481	$222
Total	496	(103)	393	$91,003	$232

2011
Active adult communities	178	(40)	138	$32,935	$239
Primary residential	109	(18)	91	18,541	$204
Total	287	(58)	229	$51,476	$225

2010
Active adult communities	148	(24)	124	$24,427	$197
Primary residential	52	(8)	44	10,616	$241
Total	200	(32)	168	$35,043	$209

Backlog, for the active adult and primary residential homebuilding segments as of December 31, 2012, 2011 and 2010 is summarized as follows:

As of December 31,	Number of Units	Dollar Volume	Average Price Per Unit

2012
Active adult communities	63	$16,158	$256
Primary residential	122	26,906	$221
Total	185	$43,064	$233

2011
Active adult communities	45	$11,691	$260
Primary residential	53	9,849	$186
Total	98	$21,540	$220

2010
Active adult communities	28	$7,294	$261
Primary residential	15	4,115	$274
Total	43	$11,409	$265

AV HOMES, INC. AND SUBSIDIARIES
Summarized quarterly financial data
(in thousands, except per share amounts)
Unaudited

	2012 Quarter
	First	Second	Third	Fourth
Net revenues	$26,710	$18,966	$28,652	$33,159
Expenses	33,597	30,354	40,164	91,314
Equity earnings (losses) from unconsolidated entities	(36)	(43)	(38)	376

Loss before income taxes	(6,923)	(11,431)	(11,550)	(57,779)
Less: Net loss attributable to non-controlling interests	1,528	(86)	33	1,077

Net loss attributable to AV Homes	$(8,451)	$(11,345)	$(11,583)	$(58,856)
Loss per share:
Basic and Diluted	$(0.68)	$(0.91)	$(0.92)	$(4.67)

	2011 Quarter
	First	Second	Third	Fourth
Net revenues	$12,212	$28,366	$14,703	$33,701
Expenses	22,308	45,163	135,705	51,112
Equity earnings (losses) from unconsolidated entities	(128)	143	(341)	(72)

Loss before income taxes	(10,224)	(16,654)	(121,343)	(17,483)
Less: Net loss attributable to non-controlling interests	127	128	132	(91)
Income tax expense	-	-	(350)	(123)

Net loss attributable to AV Homes	$(10,097)	$(16,526)	$(121,561)	$(17,697)
Loss per share:
Basic and Diluted	$(0.81)	$(1.33)	$(9.76)	$(1.42)

1.	Quarterly and year-to-date computations of per share amounts are made independently. Therefore, the sum of per share amounts for the quarters may not agree with the per share amounts for the year.

2.
During the first quarter of 2012, our impairment evaluation resulted in total impairment charges of $3,428 which included $581 in impairment charges for homes completed or under construction and $2,847 in impairment charges for land developed and/or held for future development.

3.	During the second quarter of 2012, our impairment evaluation resulted in total impairment charges of $152 which related to impairment charges for homes completed or under construction.

4.
During the third quarter of 2012, our impairment evaluation resulted in total impairment charges of $3,784, which included $807 in impairment charges for homes completed or under construction and $2,977 in impairment charges for land developed and/or held for future development.

5.
During the fourth quarter of 2012, our impairment evaluation resulted in total impairment charges of $51,679, which included $95 in impairment charges for homes completed or under construction, $43,925 in impairment charges for land developed and/or held for future development, and $7,659 in impairment charges related to the Poinciana Parkway.